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                                                                    Exhibit 99.1

                            NCH CORPORATION ANNOUNCES
                               DELISTING FROM NYSE


         Dallas, Texas, February 20, 2002, NCH Corporation (NYSE: NCH) announced today that it had requested that the NYSE delist its common stock from the NYSE. Upon completion of the going-private transaction for NCH Corporation involving Ranger Merger Corporation, Ranger Holding LLC and certain members of the Levy family, NCH Corporation no longer meets the requirements for listing established by the NYSE, including the number of shares publicly held and the market value of publicly held shares.

         On February 15, 2002, the Company mailed notice to minority stockholders that Ranger Merger Corporation was merged into NCH Corporation pursuant to the short-form merger procedure under Section 253 of the Delaware General Corporation Law. The merger became effective February 13, 2002. Pursuant to the terms of the merger, each stockholder of NCH Corporation (other than stockholders who have properly exercised appraisal rights under Delaware law) will be entitled to receive $52.50 per share of common stock owned.

         NCH Corporation is a worldwide manufacturer and distributor of maintenance, repair and supply products, including chemical specialties, fasteners, welding alloys and plumbing parts. NCH Corporation has its world headquarters and domestic administrative center in Irving, Texas and has manufacturing and other facilities in the US, Canada, Europe, Latin America and the Far East.

         FORWARD-LOOKING STATEMENTS

         Certain information in this release are forward-looking statements that involve risks and uncertainties that might adversely affect NCH Corporation's operating results in the future in a material way. Such risks and uncertainties include, among other things, industry performance, general economic, market, interest rate and financial conditions, sales, cost of goods sold, operating and other revenues and expenses, capital expenditures and working capital of the Company, and other matters which may not be realized and are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the Company's control. The Company's operations are subject to various additional risks and uncertainties resulting from its position as a supplier to the United States government and its agencies; the potential adverse impact of the Company's substantial indebtedness incurred in connection with the tender offer and the merger, including restrictions and remedies, available in the related debt covenant; actual outcomes are dependent upon factors, including, without limitation, the Company's successful performance of internal plans; technological innovation; interest rates; pricing; currency movements;
budgetary restraints; customer changes in short-range and long-range plans; domestic and

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international competition; product performance; continued development and acceptance of new products; performance issues with key suppliers and subcontractors; government import and export policies; acquisition or termination of government contracts; the outcome of political and legal processes; legal, financial, and governmental risks related to international transactions; the ability of the Company to retain customers and obtain new customers on satisfactory terms, and other factors described from time to time in the Company's filings with the SEC. Many of these risks are beyond the control of NCH Corporation. Such risks are detailed from time to time in NCH Corporation's Reports filed with the SEC on Forms 10-Q, 8-K, 10-K and in its Annual Reports to Stockholders.

         This press release is neither an offer to purchase nor a solicitation of an offer to sell shares of NCH Corporation. Any stockholder who has not received information concerning the merger or who has questions concerning the merger or payment of the merger consideration should call Mellon Investor Services LLC at (800) 777-3674. Copies of the merger information may be obtained for no charge by calling Mellon Investor Services LLC.

Contact:  NCH Corporation, Dallas, Joe Cleveland, Telephone: 972-438-0251.



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